EXHIBIT 32.1

CERTIFICATION

I, Brian F. Lavin, President and Chief Executive Officer of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership (the “Company”), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 11, 2008
Name:	/s/ Brian F. Lavin
Brian F. Lavin
Title:	President and Chief Executive Officer of
NTS Realty Capital, Inc., the Managing General
Partner of NTS Realty Holdings Limited Partnership

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.